UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 19, 2014

CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-33796	26-0630461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas Suite 2902 New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 454-3759

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Failure to Satisfy a Continued Listing Rule or Standard.

On March 19, 2014, Chimera Investment Corporation (the “Company”) received a letter from the New York Stock Exchange (the “NYSE”) notifying the Company that because it had not timely filed its Annual Report for the year ended December 31, 2013 (the “2013 Form 10-K”) pursuant to Section 203.01 of the NYSE Listed Company Manual, the Company is subject to the late filing procedures as they pertain to annual reports, as set forth in Section 802.01E of the NYSE Listed Company Manual. On March 14, 2014, the Company notified the NYSE that the Company is working diligently to complete the 2013 Form 10-K.

The NYSE noted that it will closely monitor the status of the Company’s late filing and related public disclosures for up to a six month period from its due date. If the Company fails to file its annual report within six months from the filing due date, the NYSE may, in its sole discretion, allow the Company’s securities to trade for up to an additional six months depending on specific circumstances, as outlined in the rule.

Although the Company is working diligently to complete the 2013 Form 10-K and expects to file within the six month period referenced above, no assurance can be given that the 2013 Form 10-K will be filed within the six month period from its due date.

Item 7.01.  Regulation FD Disclosure.

On March 20, 2014 the Company issued a press release announcing the filing of its second quarter 2013 Form 10-Q, the expected filing date of its third quarter 2013 Form 10-Q, extension of time to file its 2013 Form 10-K and its dividend declaration for the first quarter of 2014 and continuation of its dividend program for the second quarter of 2014.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 8.01.  Other Events.

The Company expects to file its third quarter Form 10-Q in the month of April 2014 and at that time will provide guidance on the filing of its 2013 Form 10-K.

Item 9.01.  Financial Statements and Exhibits.

(d)     Exhibits

99.1       Press Release, dated March 20, 2014, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimera Investment Corporation

		By:	/s/ Rob Colligan
			Name:	Rob Colligan
			Title:	Chief Financial Officer

Date:	March 20, 2014